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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-04947, 333-25717, 333-46357, 333-50509,
333-62599, and 333-51588) and Form S-8 (File Nos. 333-32579, 333-66041, and
333-69869) of FelCor Lodging Trust Incorporated of our report dated February 6, 2002 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 6, 2002 relating to the financial statement schedules, which appears in this Form 10-K. We also consent to the references to us under the heading "Selected Financial Data", which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Dallas, Texas
March 28, 2002